SCHEDULE 14A INFORMATION
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MannKind Corporation

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MannKind Corporation
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2009 for MannKind Corporation
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mnkd. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2009 Annual Meeting and need YOUR participation.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 7, 2009 5:00 p.m. EDT.
View Proxy Materials and Annual Report Online at www.proxydocs.com/mnkd A convenient way to view proxy materials and VOTE!
Proxy Materials may be requested by one of the following methods:
INTERNET TELEPHONE *E-MAIL www.investorelections.com/mnkd (866) 648-8133 paper@investorelections.com/mnkd
* If requesting proxy materials by e-mail, please send You must use the 12 digit control number a blank e-mail with the 12 digit control number located in the shaded gray box below. (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.
To view your proxy materials online, go to www.proxydocs.com/mnkd. Have the 12 digit control number available when you access the website and follow the instructions.
ACCOUNT NO. # SHARES
MannKind Corporation Notice of Annual Meeting
Date: Thursday, May 21, 2009 Time: 10:00 A.M. EDT
Place: MannKind Corporation, One Casper Street, Danbury, Connecticut 06810
The purpose of the Annual Meeting is to take action on the following proposals:
Item One – Election of Directors. Nominees are Alfred E. Mann, Hakan S. Edstrom, Abraham E. Cohen, Ronald Consiglio, Michael
Friedman, M.D., Kent Kresa, David H. MacCallum, Henry L. Nordhoff Item Two – To approve an amendment to increase the aggregate number of shares of common stock authorized for issuance under MannKind’s 2004 Equity Incentive Plan by 5,000,000 shares.
Item Three –To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2009.
The Board of Directors recommends a vote for Items 1, 2 and 3.
Should you require directions to the annual meeting, please call (203) 798-8000
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a shareholder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.